Exhibits 5.1 and 23.2

                                LAW OFFICES OF REED & REED, P.C.
                                       ATTORNEY AT LAW

                                  1919 14th St., Suite 330
                                   BOULDER, COLORADO 80302
                                  TELEPHONE (303) 413-0691
                                  TELECOPIER (303) 413-0645

                                         May 9, 2000

U.S. Gold Corporation
2201 Kipling St., Suite 100
Lakewood, Colorado 80215-1545

Gentlemen:

          In connection with the Registration Statement on Form S-8, being filed by U.S. Gold Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of
1933, as amended, relating to the registration of an additional 1,150,000 shares, of the Company's Common Stock, $.10 par value, offered under the Company's Amended and Restated Stock Option and Stock Grant Plan (the "Plan"), we are of the opinion that:

1. The Company is a validly organized and existing corporation under the laws of Colorado.

2. All necessary corporate action has been duly taken to authorize the establishment of the Plan and the issuance of an additional 1,150,000 shares of the Company's Common stock under the Plan; and

3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.


        Very truly yours,
        Law Office of Reed & Reed, P.C.